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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation of our report dated June 7, 2001, with respect to the financial statements and supplemental schedules of the REMEC, Inc. Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP
                      ERNST & YOUNG LLP

San Diego, California
June 27, 2001

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  EXHIBIT 23.1